Exhibit 5.1

December 20, 2018

NextDecade Corporation

1000 Louisiana Street, 39th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale by certain selling stockholders listed in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”) of up to an aggregate of 16,063,311 shares of common stock, par value $0.0001 per share (“Common Stock”), of NextDecade Corporation, a Delaware corporation (the “Company”), of which (i) 413,658 shares (the “Outstanding Shares”) were issued by the Company in connection with its private placement of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) 6,799,997 shares (the “Series A Conversion Shares”) are issuable by the Company upon conversion of outstanding shares of Series A Preferred Stock, (iii) 3,951,464 shares (the “Series B Conversion Shares” and, together with the Series A Conversion Shares, the “Conversion Shares”) are issuable by the Company upon conversion of outstanding shares Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), (iv) 945,264 shares (the “Series A Warrant Shares”) are issuable by the Company upon the exercise of warrants issued by the Company together with the Series A Preferred Stock (the “Series A Warrants”), (v) 549,194 shares (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”) are issuable by the Company upon the exercise of warrants issued by the Company together with its Series B Preferred Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), (vi) 2,198,001 shares (the “Series A Dividend Shares”) are issuable by the Company upon conversion of shares of Series A Preferred Stock that may be made as dividend payments and (vii) 1,205,733 shares (the “Series B Dividend Shares and, together with the Series A Dividend Shares, the “Dividend Shares”) are issuable by the Company upon conversion of shares of Series B Preferred Stock that may be made as dividend payments.

The Outstanding Shares were sold pursuant to Backstop Commitment Agreements, dated as of April 11, 2018, by and between the Company and each purchaser of Series A Preferred Stock, each as amended as of August 3, 2018 (collectively, the “Backstop Commitment Agreements”). The outstanding Series A Preferred Stock and the Series A Warrants were sold pursuant to Series A Convertible Preferred Stock Purchase Agreements, dated as of August 3, 2018, by and between the Company and each purchaser of Series A Preferred Stock (collectively, the “Series A Purchase Agreements”), and the outstanding Series B Preferred Stock

K&L Gates LLP

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NextDecade Corporation

December 20, 2018

and the Series B Warrants were sold pursuant to a Series B Convertible Preferred Stock Purchase Agreement, dated August 23, 2018, by and between the Company and each purchaser of Series B Preferred Stock (the “Series B Purchase Agreement” and, collectively with the Backstop Commitment Agreements and the Series A Purchase Agreements, the “Purchase Agreements”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering those opinions, we have examined: (a) the Registration Statement, (b) the Company’s Second Amended and Restated Certificate of Incorporation, as amended through the date hereof, (c) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (d) the Purchase Agreements, (e) the Certificate of Designations of Series A Convertible Preferred Stock, dated August 9, 2018 (the “Series A Certificate of Designations”), (f) the Certificate of Designations of Series B Convertible Preferred Stock, dated September 28, 2018 (the “Series B Certificate of Designations”), (g) the Warrants, (h) corporate actions of the Company’s Board of Directors that provide for the execution, delivery and performance of the Purchase Agreements and the issuance of the Outstanding Shares, the Series A Preferred Stock, the Series B Preferred Stock and the Warrants pursuant thereto, including the issuance of the Conversion Shares and the Dividend Shares upon the conversion of the Series A Preferred Stock and the Series B Preferred Stock and the issuance of the Warrant Shares upon the exercise of the Warrants, and (i) the Company’s stock ledger, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. Other than our review of the documents listed in (a) through (i) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

For the purposes of this opinion letter, we have assumed that: (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; and (d) all signatures on each such document are genuine.  We have further assumed the legal capacity of natural persons and that the Purchase Agreements are enforceable against each of the parties thereto.  We also have assumed that (i) the Company will have sufficient authorized and unissued shares of its Series A Preferred Stock and Series B Preferred Stock upon the issuance of Series A Preferred Stock and Series B Preferred Stock, respectively, as dividend payments (the “Preferred Stock Dividend Shares”), (ii) the Company will have sufficient authorized and unissued shares of its Common Stock upon any issuance of Common Stock upon the conversion of Series A Preferred Stock or Series B Preferred Stock or upon the exercise of any Warrants (collectively, the “Issuable Shares”), (iii) the Company will have duly authorized by corporate action each issuance of Preferred Stock Dividend Shares and such corporate action will not have been revoked, (iv) the corporate actions of the Company referenced in clause (h) of the previous paragraph above have not been, and will not be, revoked, modified or amended, and (v) the issuance of the Issuable Shares will be noted in the Company’s stock ledger. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (“DGCL”) and reported decisions interpreting the DGCL.

Based upon and subject to the foregoing, it is our opinion that:

NextDecade Corporation

December 20, 2018

1.The Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.The issuance of the Conversion Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as applicable, the Conversion Shares will be validly issued, fully paid and non-assessable.

3.The issuance of the Warrant Shares has been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid, and non-assessable.

4.When the Preferred Stock Dividend Shares have been duly authorized and approved by all necessary action of the Company’s Board of Directors and issued pursuant to the Series A Certificate of Designations or the Series B Certificate of Designations, as applicable, and notation of the issuance of the Preferred Stock Dividend Shares has been properly made in the Company’s stock ledger, the Dividend Shares will be validly issued, fully paid and non-assessable.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP